Exhibit 28(i)(ii)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A of the Gabelli Money Market Funds as filed with the Securities and Exchange Commission on or about January 28, 2026.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York

January 28, 2026